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                                    EXHIBIT A


                             JOINT FILING AGREEMENT


            The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) on behalf of each such person.


Dated: September 23, 1998

                                    NEWLIGHT ASSOCIATES, L.P.
                                    By: NEWLIGHT PARTNERS, LLC,
                                           General Partner

                                    By: /s/ Robert F. Raucci
                                       ---------------------------------
                                       Name: Robert F. Raucci
                                       Title:  Class A Member


                                    NEWLIGHT ASSOCIATES, (BVI), L.P.
                                    By: NEWLIGHT PARTNERS, LTD.,
                                           General Partner

                                    By: /s/ Robert F. Raucci
                                       ---------------------------------
                                       Name: Robert F. Raucci
                                       Title:  Director



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